Exhibit 10.4

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Agreement”), dated as of April 3, 2008, is by and between Deerfield ED Corporation, a Delaware corporation (the “Company”) and Deerfield Private Design International, L.P., a British Virgin Islands limited partnership (“Subscriber”).

Background Statement

Subscriber is willing to irrevocably subscribe for and acquire, and the Company is willing to issue to Subscriber, shares of the Company’s common stock in accordance with the terms and conditions of this Agreement.

Statement of Agreement

The parties hereto agree as follows:

1.                                       Issuance and Acquisition of Stock

(a)                                  Acquisition of Stock.  Subject to the terms and conditions of this Agreement, Subscriber agrees to acquire from the Company for investment, and the Company agrees to issue to Subscriber, the number of shares of the Company’s common stock (the “Shares”) for the aggregate purchase price (the “Purchase Price”) and on the dates (each a “Closing Date”) set forth below:

Date	Number of Shares	Purchase Price
On or before the 15th Business Day after the execution of this Agreement	2,057	$2,056,666.50
Within 2 Business Days after August 29, 2008	2,057	$2,056,666.50
Within 2 Business Days after November 29, 2008	2,057	$2,056,666.50
Within 2 Business Days after VIVUS publicly issues its earnings report for the 4th quarter of its 2008 fiscal year	2,057	$2,056,666.50
Within 2 Business Days after May 30, 2009	2,057	$2,056,666.50
Within 2 Business Days after August 29, 2009	2,055	$2,056,667.50
Total	12,340	$12,340,000.00

For purposes of this Agreement, “Business Day” means any day other than Saturday, Sunday or a day on which banks in the City of New York are authorized or required to be closed.

(b)                                 Closing; Payment; Issuance.  On each Closing Date, Subscriber shall deliver to the Company the Purchase Price in immediately available funds, and the Company shall issue to and register in the name of Subscriber one or more certificates evidencing the Shares purchased by Subscriber on such Closing Date.

(c)                                  Condition Precedent.  Subscriber shall have no obligation to acquire the Shares at any time when VIVUS, Inc., a Delaware corporation (“VIVUS”), is in breach of that certain Funding and Royalty Agreement between the Company and VIVUS (as amended, the “Funding Agreement”).

2.                                       Subscriber’s Representations, Warranties and Agreements.  All representations and warranties of Subscriber contained herein are made as of the date hereof.

(a)                                  Investment Intention.  Subscriber understands that the Shares have not been registered, and that there is no plan or intention by the Company to so register the Shares, under the Securities Act of 1933, as amended (together with applicable rules and regulations promulgated thereunder, the “Act”), or any other applicable state or federal securities statutes.  Subscriber represents and warrants that it is acquiring the Shares solely for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof.  Subscriber agrees that it will not, directly or indirectly, offer, transfer, sell, pledge, hypothecate or otherwise dispose of any of the Shares (or solicit any offers to buy, purchase, or otherwise acquire or take a pledge of any of the Shares), except in compliance with the Act (including without limitation Release No. 5226 limiting the resale to the public of any of the Shares), and the rules and regulations thereunder.

(b)                                 Ability to Bear Risk.  Subscriber represents and warrants that (i) the financial situation of the Subscriber is such that it can afford to bear the economic risk of holding the unregistered Shares for an indefinite period and (ii) it can afford to suffer the complete loss of its investment in the Shares.

(c)                                  Access to Information; Evaluation of Risks.  Subscriber represents and warrants that (i) it understands and has taken cognizance of all the risk factors related to its purchase of the Shares, (ii) it has been granted the opportunity to ask questions of, and receive satisfactory answers from, representatives of the Company concerning the terms and conditions of the acquisition of the Shares and has had the opportunity to obtain and has obtained any additional information that it deems necessary regarding the acquisition of the Shares, (iii) it has not relied on any person in connection with its investigation of the accuracy or sufficiency of such information or its investment decision and (iv) it has such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Shares.  Subscriber represents and warrants that it is an “accredited investor,” as that term is defined in Regulation D under the Act.

(d)                                 Enforceability.  This Agreement has been duly executed and delivered by Subscriber and constitutes a legal, valid and binding obligation of Subscriber, enforceable against Subscriber in accordance with its terms except as may be limited by bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, and the effect of rules of law governing the availability of equitable remedies.

(e)                                  Compliance with Laws and Other Instruments.  Subscriber represents and warrants that the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the performance of each obligation hereunder will not conflict with, or result in any violation of or default under, any agreement or instrument to which Subscriber is a party or by which Subscriber is bound, or any judgment, decree, statute, law, order, rule or regulation applicable to Subscriber.

(f)                                    No General Solicitation.  Subscriber acknowledges that the Shares were not offered to Subscriber by means of any general solicitation, publicly disseminated advertisement or sales literature.

(g)                                 No Recommendation.  Subscriber acknowledges that no federal or state agency has made any finding or determination relating to the fairness for investment in the Shares, and no federal or state agency has recommended or endorsed the Shares.  Subscriber has relied on Subscriber’s own legal counsel to the extent Subscriber has deemed necessary as to all legal matters and questions presented with reference to the issuance of the Shares subscribed for herein.

(h)                                 Legend.  Subscriber acknowledges that a legend substantially as follows will be placed on the certificates representing the Shares along with any additional legend required by federal or state law or required pursuant to any stockholder or similar agreement:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.  THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933 OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.

3.                                       VIVUS.

(a)                                  VIVUS as Beneficiary.  The parties acknowledge that (i) the Company intends to use the funds received from Subscriber to make certain payments to VIVUS pursuant to the Funding Agreement, and (ii) VIVUS, so long as it is not in breach of any its obligations under the Funding Agreement, shall be a third party beneficiary of the obligation of Subscriber to acquire the Shares pursuant to this Agreement with full rights of enforcement as if a party to this Agreement.

(b)                                 Termination upon Exercise of Put or Call.  The parties hereto acknowledge that VIVUS has an option to purchase, and Subscriber has an option to sell to VIVUS, the Shares held by Subscriber.  Upon the closing of any exercise of such option to purchase or option to sell, Subscriber shall have no further obligation to acquire, and the Company shall have no further obligation to issue, the Shares.

4.                                       Miscellaneous

(a)                                  Binding Effect; Benefits.  This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns.  Except as provided in Section 3(a), nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or permitted assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

(b)                                 Waiver.  No action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained herein.  The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by any party to exercise any right or privilege hereunder shall be deemed a waiver of such party’s rights or privileges hereunder or shall be deemed a waiver of such party’s rights to exercise the same at any subsequent time or times hereunder.

(c)                                  Amendment.  This Agreement may not be amended, modified or supplemented except by a written instrument executed by Subscriber and the Company.

(d)                                 Assignment.  Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by Subscriber without the prior written consent of the Company.

(e)                                  Applicable Law.  Notwithstanding the principles of conflicts of law of any jurisdiction that would cause any other law to apply, the interpretation, validity and performance of the terms of this Agreement shall be governed by the laws of State of New York except for matters of corporate law, which shall be governed by the Delaware General Corporation Law.

(f)                                    Section and Other Headings.  The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(g)                                 Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

(h)                                 Survival of Representations and Warranties and Covenants. The representations, warranties and covenants contained in this Agreement shall survive the issuance of the Shares to Subscriber, and shall remain effective.

(i)                                     Indemnification.  Subscriber hereby indemnifies and holds the Company harmless from damage, claim or loss (including attorneys’ fees) resulting from any misrepresentation or breach of this Agreement by Subscriber.  The Company hereby indemnifies and holds Subscriber harmless from damage, claim or loss (including attorneys’ fees) resulting from any misrepresentation or breach of this Agreement by the Company.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company and Subscriber have executed this Subscription Agreement as of the day and year first above written.

Company:

DEERFIELD ED CORPORATION

By:	/s/ Jeff Kaplan
Name: Jeff Kaplan
Title: Treasurer

Subscriber:

DEERFIELD PRIVATE DESIGN INTERNATIONAL, L.P.

By:	/s/ James Flynn
Name: James Flynn
Title: General Partner